Exhibit 16.1 Letter from Durland & Company, CPAs, P.A. pursuant to
Item 304(a)(3) of Regulation S-B

                                Durland & Company
                          Certified Public Accountants
                           A Professional Association
                                   PO Box 1175
                           Palm Beach, Florida, 33480
                Phone (561) 822-9995 - Facsimile (561) 822-9942

10 June 2003

Chief Accountants Office
US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4(a) of Form 8-K dated 4 June 2003 of Purezza Group, Inc., SEC
File No. 333-85306, and are in agreement with the statements contained therein as they pertain to this firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Durland & Company, CPAs, P.A.

Durland & Company, CPAs, P.A.